CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB, into the Company's previously filed Registration Statements on Form SB-2 (File Nos. 333-43294 and 333-50936) and Forms S-8 (File Nos. 2-77667 and 33-
18072).


                                         SULLIVAN BILLE, P.C.
                                         CERTIFIED PUBLIC ACCOUNTANTS



Tewksbury, Massachusetts
March 29, 2002